UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 20, 2012

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Goddard, Suite 150, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, the Board of Directors (the “Board”) of CombiMatrix Corporation (the “Company”) appointed Jeremy M. Jones to the Board and to the Audit Committee of the Board to fill the vacancies thereon resulting from the previously reported resignation of Joseph M. Limber.

Jeremy M. Jones, 70, is the Chairman of On Assignment, Inc., a publicly traded professional staffing firm, where he has served as a director since May 1995.  Mr. Jones has been an investor and business development consultant since February 1998.  From 1987 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991.  Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., which also provided home healthcare services.  Mr. Jones served as Chairman of the Board of Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from February 1999 until its sale in March of 2008.  Mr. Jones was a director for Access Point Medical from May 2004 to December 2005.  Mr. Jones was a director of US Labs, an esoteric oncology and hematopathology laboratory from November 2003 through February 2005.  From July 2003 to January 2011, Mr. Jones served as a director for Lifecare Solutions, Inc., a provider of integrated home healthcare products and services.  Mr. Jones holds a bachelor’s degree in business administration from the University of Iowa.

Pursuant to the Company’s 2006 Stock Incentive Plan, as amended, Mr. Jones received a non-discretionary initial grant of options to purchase 20,000 shares of the Company’s common stock upon joining the Board.  On the first business day of each calendar year, each non-employee Board member then in office is automatically granted additional options to purchase 20,000 shares of the Company’s common stock, provided such individual has served as a non-employee Board member for at least six months.  All such grants are granted at an exercise price equal to the closing market price of the Company’s common stock on the date of grant.  The options vest in four equal annual installments over a 48-month period measured from the grant date.

Pursuant to the Company’s director cash compensation policy, Mr. Jones will receive $1,500 per month for his service as a member of the Board, as well as $1,000 for each meeting of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length.  Mr. Jones will also be reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with his performance of Board duties.  The Company and Mr. Jones also entered into the Company’s standard director indemnification agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of CombiMatrix Corporation dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: November 26, 2012	/s/ SCOTT R. BURELL
Scott R. Burell
Chief Financial Officer